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                              AMENDMENT NO. 2
                                     TO
                        AGREEMENT AND PLAN OF MERGER


            AMENDMENT NO. 2, dated as of April 25, 1996, among ROCKEFELLER CENTER PROPERTIES, INC., a Delaware corporation ("RCPI"), WHITEHALL STREET REAL ESTATE LIMITED PARTNERSHIP V, a Delaware limited partnership ("Whitehall"), ROCKPROP, L.L.C., a Delaware limited liability company ("Rockprop"), DAVID ROCKEFELLER ("Rockefeller"), EXOR GROUP S.A., a Luxembourg investment holding company ("Exor"), TROUTLET INVESTMENTS CORPORATION, a British Virgin Islands private company ("Troutlet", and together with Whitehall, Rockprop, Rockefeller and Exor, the "Investors"), RCPI HOLDINGS INC., a Delaware corporation ("Parent"), RCPI MERGER INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), to the Agreement and Plan of Merger, dated as of November 7, 1995, as amended by Amendment No. 1 thereto dated as of February 12, 1996 (the "Merger Agreement") among RCPI, Parent, Sub and the Investors.

            WHEREAS, the parties hereto desire to amend the Merger Agreement as set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

            1.    Defined Terms; Section References.

            Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger
Agreement. Unless otherwise indicated, all section references herein are to Sections of the Merger Agreement.

            2.    GSMC Loans.

            (a) Section 4.4 (b) shall be amended by adding the following language immediately after the words "plus (C) $2.5 million to pay Permitted Expenses if the Closing Date shall not have occurred on or before March 31, 1996,":

            "plus (D) $1.7 million to pay Permitted Expenses if the Closing Date shall not have occurred on or before April 30, 1996,".

            (b) Section 4.4 (b) shall be further amended by replacing the words "April 30, 1996" in the proviso in the second sentence with the words "May 31, 1996".

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            3.    Certain Bankruptcy-related Matters.

            The final sentence of Section 4.2 (h)(i) shall be revised by deleting the words "March 31, 1996" and replacing such words with the words "May 31,1996".

            4.    Additional Matters.

            As of the date hereof, none of the Investors has actual knowledge of the occurrence of a material adverse change in the financial condition of RCPI or the financial or physical condition of the Property since December 31, 1994 within the meaning of Section 5.2 (c) and the Investors consent to an extension of the term of the Employment Agreement referred to as item 2 of Section 3.1 (k) of the RCPI Disclosure Schedule to the date which is seven days after the date of the Closing.

            5.    Schedule A

            Schedule A to the Merger Agreement shall be amended to include the cash flow projections for RCPI set forth on Schedule 1 hereto.

            6.    Indemnification

            Section 7.7 (b) shall be amended by deleting the words "director or officer" which immediately precede the words "occurring before" in the first sentence thereof, and replacing such deleted words with the words "director, officer, employee, fiduciary or agent".

            7.    Termination Date.

            Section 6.1 (d) shall be amended by deleting the words "April 30, 1996" from the first clause thereof, and replacing such words with the words "May 31, 1996".

            8.    Miscellaneous

            (a) This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby); provided, however, that with respect to matters of corporate law, the DGCL shall govern.

            (b) Except as amended hereby, the Merger Agreement shall in all respects continue in full force and effect.

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            (c)   This Amendment No. 2 may be executed in one or more
counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

            IN WITNESS WHEREOF, each of the parties has signed or caused this Agreement to be signed as of the date first above written.

                                    ROCKEFELLER CENTER PROPERTIES, INC.


                                    By:  /s/ Richard M. Scarlata
                                         Name: Richard M. Scarlata
                                         Title: President and Chief
                                                Executive Officer


                                    RCPI HOLDINGS INC.


                                    By:  /s/ Ralph F. Rosenberg
                                         Name: Ralph F. Rosenberg
                                         Title: Vice  President


                                    RCPI MERGER INC.


                                    By:  /s/ Ralph F. Rosenberg
                                         Name: Ralph F. Rosenberg
                                         Title: Vice  President


                                    WHITEHALL STREET REAL ESTATE LIMITED
                                         PARTNERSHIP V

                                    By:  W.H. Advisors L.P V, General
                                         Partner

                                         By:  WH Advisors, Inc. V,
                                              General Partner


                                    By:  /s/ Ralph F. Rosenberg
                                         Name: Ralph F. Rosenberg
                                         Title: Vice  President

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                                    ROCKPROP, L.L.C.

                                    By:  Tishman Speyer Crown Equities
                                         its Managing Member

                                         By: Tishman  Speyer  Associates
                                             Limited Partnership, General
                                             Partner


                                         By: /s/ Jerry I. Speyer
                                             Name: Jerry I. Speyer
                                             Title: General  Partner


                                    By:  TSE Limited Partnership, General
                                         Partner


                                         By: /s/ Charles H. Goodman
                                             Name: Charles H. Goodman
                                             Title: General  Partner


                                             /s/ David Rockefeller
                                             David Rockefeller


                                     By: /s/ Peter W. Herman
                                         Peter W. Herman
                                         Attorney-in-Fact


                                    EXOR GROUP S.A.


                                    By:  /s/ Ernest Rubenstein
                                         Name: Ernest Rubenstein
                                         Title: Attorney-in-Fact

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                                    TROUTLET INVESTMENTS CORPORATION


                                    By:  /s/ Squire N. Bozorth
                                         Name: Squire N. Bozorth
                                         Title: Attorney-in-Fact



                                    For Purposes of Section 2 hereof only:


                                    GOLDMAN SACHS MORTGAGE COMPANY

                                    By:  Goldman Sachs Real Estate Funding
                                         Corp., General Partner


                                         By: /s/ Steven T. Mnuchin
                                             Name: Steven T. Mnuchin
                                             Title: President